Announcement

Earnings Release for the Quarter Ended September 30, 2008

NDS GROUP PLC REPORTS FIRST QUARTER RESULTS

•	Revenue for first quarter down 11% to $182.2 million.
•	Operating income for first quarter down 56% to $25.9 million.
•	Other expenses (relating to the Proposed Transaction described below) of $14.1 million.
•	Diluted net income per share down 71% to $0.23 per share.
•	95.4 million active devices protected by NDS conditional access technology at end of period.
•	98.7 million middleware clients deployed at end of period.
•	14.5 million DVR deployed with NDS technology at end of period.

NEW YORK and LONDON - October 23, 2008: NDS Group plc (“NDS” or the “Company”) (NASDAQ: NNDS), a majority-owned subsidiary of News Corporation that supplies open end-to-end digital technology and services to digital pay-TV platform operations and content providers, announced today its results for the quarter ended September 30, 2008.

Commenting on NDS’s performance, Dr. Abe Peled, Chairman and Chief Executive Officer of NDS, said, “NDS’s results this quarter reflect lower revenues from several large customers whose CA contracts have been renewed with certain volume discounts and new pricing to reflect different smart card change-over policies, as well as smart card recycling by certain customers. This is in line with our guidance for fiscal 2009. In addition, our results have been impacted by unusually large currency fluctuations during the period. At this point, the worldwide economic uncertainty has not been reflected in our operational results or outlook; however, we remain cautious and are monitoring the field results closely. Our project pipeline remains strong, and we remain focused on helping our customers compete effectively. We continue to invest in the key areas that will drive our business, and have been gratified by the reception of our leading technologies at the International Broadcasting Convention in Amsterdam in September 2008.”

KEY FINANCIAL MEASURES

	Three months ended September 30,
	2008	2007

Revenue (in thousands)	$182,164	$204,876
Operating income (in thousands)	$25,909	$58,286
Operating margin	14.2%	28.4%
Net income (in thousands)	$13,384	$46,294
Diluted net income per share	$0.23	$0.79

Announcement

KEY NON-FINANCIAL MEASURES

	Three months ended September 30,
	2008	2007

Smart card deliveries (in millions)
Quantity delivered in period	8.0	7.4

Number of devices protected by NDS conditional access (in millions)
Net additions	5.1	3.2
Devices protected, end of period	95.4	78.6

Middleware clients deployed (in millions)
Middleware clients deployed in period	6.2	8.1
Deployments, end of period	98.7	69.9

DVR clients deployed (in millions)
DVR clients deployed in period	1.4	1.5
Deployments, end of period	14.5	8.8

Employees
Full-time equivalents, end of period	4,073	3,665

KEY DEVELOPMENTS IN THE FIRST QUARTER

•
In August 2008, NDS, News Corporation and two newly incorporated companies formed by funds advised by Permira Advisers LLP (the Permira Newcos) announced the signing of an implementation agreement for the previously announced transaction to take NDS private (the Proposed Transaction). The Proposed Transaction would result in the cancellation of all of NDS’s outstanding Series A ordinary shares for per-share consideration of $63 in cash. If the Proposed Transaction is consummated, the Permira Newcos and News Corporation would own approximately 51% and 49% of NDS, respectively. The Proposed Transaction is subject to certain conditions and there can be no assurance that the Proposed Transaction will be completed.

•	During the International Broadcasting Convention (IBC), NDS Unified Headend™ won “Best Content Protection Technology” Product of the Year Award from Cable & Satellite International Magazine.

•	NDS and Astro, the only direct-to-home satellite TV operator in Malaysia, completed the migration of over 2.7 million Astro subscribers to NDS VideoGuard® conditional access.

•	NDS and Premiere, the largest pay-TV operator in Germany and Austria, completed the first phase of the changeover of Premiere subscribers to NDS VideoGuard conditional access.

•
NDS launched NDS Dynamic™ an innovative suite of solutions for targeted and interactive advertising and audience measurement which allows TV operators to generate new revenue streams. A key partner in NDS Dynamic is TNS Media Research (TNS), a global leader in TV, radio and internet audience measurement.

•	Tata Sky chose NDS technology to launch India’s first Electronic Program Guide (EPG) in the Hindi language, underscoring NDS’ commitment to the Indian pay-TV market.

•	NDS subsidiary Jungo launched a patent-pending software solution to enable fast channel changing in Internet protocol television (IPTV) networks.

FINANCIAL REVIEW

Total revenue for the three-month period ended September 30, 2008 was $182.2 million, a decrease of 11% compared to the corresponding period of the previous fiscal year.

Announcement

Revenue from conditional access decreased by 19% during the three-month period ended September 30, 2008 as compared to the three-month period ended September 30, 2007. The decrease was principally due to recognition in the three-month period ended September 30, 2007 of a portion of security services revenue previously deferred as certain remaining revenue recognition criteria were satisfied during that period. These factors were partially offset by an increased volume of smart cards delivered and the growth of the subscriber bases of our customers during the three-month period ended September 30, 2008. Recently, certain of our customers have begun recycling set-top boxes and smart cards when a subscriber terminates its subscription by re-issuing the set-top box and smart card to a new subscriber. This activity by our customers reduces demand for new smart cards and also reduces our incremental set-top box royalties. Integration, development and support revenue increased by 4% in the three-month period ended September 30, 2008 as compared to the three-month period ended September 30, 2007. The recognition of revenue from new customers and from the delivery of enhancements to several of our existing major customers is dependent on the timing of satisfaction of all our revenue recognition criteria; therefore, this component of our revenue tends to fluctuate from period to period. License fee and royalty revenue decreased by 16% in the three-month period ended September 30, 2008 as compared to the three-month period ended September 30, 2007, principally as a result of a decrease in the number of middleware clients deployed during the three-month period ended September 30, 2008 as compared to the three-month period ended September 30, 2007. The increase in revenue from new technologies of 10% in the three-month period ended September 30, 2008, compared to the three-month period ended September 30, 2007, was principally due to higher revenue from our IPTV customers, and from gaming applications and residential gateway devices. These increases were partially offset by lower revenue from deployment of our DVR technologies and advanced middleware solutions. The fees recognized on deployment of DVR technologies were lower due to the timing of project acceptance.

Cost of goods and services sold increased by 10% during the three-month period ended September 30, 2008, as compared to the three-month period ended September 30, 2007, principally due to an increase in the number of our employees working on development, integration and support activities during the three-month period ended September 30, 2008. This was offset in part by lower royalties paid to third parties for the use of their technologies during the three-month period ended September 30, 2008.

Research and development costs decreased by 6% for the three-month period ended September 30, 2008 as compared to the three-month period ended September 30, 2007 as a result of a small decrease in the number of employees working on research and development projects. Additionally, in the three-month period ended September 30, 2008, we recognized the benefit of a $7.9 million grant from the French government as a consequence of our engagement in certain eligible research projects. In the three-month period ended September 30, 2007, we received an equivalent grant of $6.7 million. Sales and marketing expenses increased by 26% in the three-month period ended September 30, 2008 as compared to the three-month period ended September 30, 2007, principally as a result of higher employee headcount and travel costs, increased attendance at trade shows and a higher level of corporate communications activities. General and administrative expenses increased by 23% in the three-month period ended September 30, 2008 as compared to the three-month period ended September 30, 2007, primarily as a result of losses due to holding cash in currencies other than the U.S. dollar, which were partially offset by lower legal expenses.

We estimate that currency exchange rate fluctuations increased our revenue by approximately $1.0 million and decreased our operating income by approximately $8.1 million during the three-month period ended September 30, 2008, compared to what would have been achieved had foreign exchange rates been consistent with those prevailing during the prior fiscal year.

As a result of the factors outlined above, and, in particular, the decrease in conditional access and royalty revenue and the impact of foreign currency exchange rate movements, operating income was $25.9 million, or 14% of revenue, for the three-month period ended September 30, 2008. Operating income was $58.3 million, or 28% of revenue, during the three-month period ended September 30, 2007, and included the impact of the recognition of a portion of security services revenue previously deferred, as described above.

During the three-month period ended September 30, 2008, we incurred other expenses of $14.1 million. Of this amount, $11.0 million relates to a conditional forward currency derivative financial instrument (the Conditional Hedge) entered into during the three-month period ended September 30, 2008 to act as an economic hedge against the fact that a portion of the debt to be drawn down upon the consummation of the Proposed Transaction will be denominated in euros. The terms of the Conditional Hedge do not meet the criteria of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” to qualify for hedge accounting; accordingly the changes in fair value of the Conditional Hedge are recorded in other expenses. Should the Proposed Transaction not be consummated, no amounts will be due under the Conditional Hedge and the amounts recorded as of September 30, 2008 will be reversed.

Announcement

The remaining amount of other expenses relates to $3.1 million in legal and professional fees associated with the Proposed Transaction, which are included in other expenses. We expect to incur further costs associated with the Proposed Transaction in future periods.

Our effective tax rate was 21.3% for the three-month period ended September 30, 2008, compared to 29.5% for the three-month period ended September 30, 2007. This decrease was due to a deferred income tax benefit of $4.4 million related to the Conditional Hedge discussed above and lower U.K. statutory tax rates.

As of September 30, 2008, we had cash and cash equivalents totaling $711.2 million. During the three-month period ended September 30, 2008, cash used by operating activities was $4.7 million. We had a net outflow of cash and cash equivalents of $10.2 million in the three-month period ended September 30, 2008, compared to a net inflow of $23.3 million during the three-month period ended September 30, 2007. As a result of our holding a portion of our cash in currencies other than the U.S. dollar, foreign exchange rate fluctuations have reduced the value of our cash holdings by $13.7 million during the three-month period ended September 30, 2008.

FOREIGN EXCHANGE RATES

Average foreign exchange rates used in the quarterly results are as follows:

	Three months ended September 30,
	2008	2007

U.K. Pounds Sterling/U.S. Dollar	0.5281	0.4948
Euro/U.S. Dollar	0.6646	0.7276
Israeli Shekel/U.S. Dollar	3.4829	4.1871
Indian Rupee/U.S. Dollar	43.5840	40.3880

Announcement

ABOUT NDS

NDS Group plc (NASDAQ: NNDS), a majority-owned subsidiary of News Corporation, supplies open end-to-end digital technology and services to digital pay-TV operators and content providers. See www.nds.com for more information about NDS.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This document may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from these expectations due to changes in global economic, business, competitive market, regulatory and other factors. More detailed information about these and other factors that could affect future results is contained in our filings with the U.S. Securities and Exchange Commission. Any “forward-looking statements” included in this document are made only as of the date of this document and we do not have any obligation, nor do we undertake, to publicly update any “forward-looking statements” to reflect subsequent events or circumstances, except as required by law.

CONTACT

NDS Group plc Yael Fainaro (Investor Relations) Tel: +44 20 8476 8287	Breakaway Communications U.S. Kelly Fitzgerald Tel: +1 212 616 6006

CONFERENCE CALL

Dr. Abe Peled, Chairman and Chief Executive Officer, and Mr. Alex Gersh, Chief Financial Officer, will host a conference call to discuss this announcement and answer questions at 9.00 a.m. New York time (2.00 p.m. London time) on Thursday, October 23, 2008.

Dial-in
U.S. toll free:	1 866 832 0732
U.K. freephone:	0800 073 8968
International dial-in:	+44 (0)1452 562 717

Replay (available for seven days)

U.S. toll free replay:	1 866 247 4222
U.K. freephone replay:	0800 953 1533
International replay:	+44 (0)1452 550 000
Replay passcode:	67203351#

The live webcast and conference call will be available at: http://investor.shareholder.com/nds/webcasts.cfm starting at 9.00 a.m. New York time (2.00 p.m. London time) on Thursday, October 23, 2008. Please register for the event now by clicking on the “First Quarter Results 2009” link on that page. For those of you who are not able to attend this live broadcast online, the presentation will be recorded and available on the same page three hours following the original broadcast.

An audio replay will also be available on the NDS website (www.nds.com) from approximately 12.00 noon (London time) on October 24, 2008.

Announcement

NDS Group plc

Unaudited Consolidated Statements of Operations

	For the three months ended September 30,
(in thousands, except per-share amounts)	2008	2007

Revenue:
Conditional access	$98,766	$121,583
Integration, development & support	11,368	10,909
License fees & royalties	24,205	28,944
New technologies	46,785	42,458
Other	1,040	982

Total revenue	182,164	204,876

Cost of goods and services sold	(75,461)	(68,456)

Gross margin	106,703	136,420

Operating expenses:
Research & development	(47,893)	(51,011)
Sales & marketing	(12,118)	(9,620)
General & administration	(17,450)	(14,220)
Amortization of intangibles	(3,333)	(3,283)

Total operating expenses	(80,794)	(78,134)

Operating income	25,909	58,286

Interest income, net	5,200	7,372
Other expenses	(14,107)	—

Income before income tax expense	17,002	65,658

Income tax expense	(3,618)	(19,364)

Net income	$13,384	$46,294

Net income per share:
Basic net income per share	$0.23	$0.80
Diluted net income per share	$0.23	$0.79

Announcement

NDS Group plc

Consolidated Balance Sheets

(in thousands, except share amounts)	As of September 30, 2008 (Unaudited)	As of June 30, 2008 (Audited)
ASSETS Current assets:
Cash and cash equivalents	$711,162	$734,992
Accounts receivable, net	119,141	126,131
Accrued income	40,386	46,948
Inventories, net	87,246	79,659
Prepaid expenses	24,869	24,904
Other current assets	19,523	4,203
Total current assets	1,002,327	1,016,837
Property, plant & equipment, net	47,239	49,741
Goodwill	130,944	134,693
Other intangibles, net	51,962	55,806
Deferred tax assets	15,641	17,370
Other non-current assets	109,402	101,702

Total assets	$1,357,515	$1,376,149

LIABILITIES AND SHAREHOLDERS’ EQUITY Current liabilities:
Accounts payable	$27,463	$33,611
Deferred income	125,584	128,318
Accrued expenses	56,286	87,115
Income tax liabilities	15,016	24,513
Other current liabilities	33,291	20,673
Total current liabilities	257,640	294,230
Deferred income	79,454	79,100
Accrued expenses	70,041	67,713
Other non-current liabilities	4,419	4,701

Total liabilities	411,554	445,744
Commitments and contingencies
Shareholders’ equity:
Series A ordinary shares, par value $0.01 per share: 16,424,907 and 16,250,058 shares outstanding as of September 30, and June 30, 2008, respectively	164	162
Series B ordinary shares, par value $0.01 per share: 42,001,000 shares outstanding as of September 30, and June 30, 2008, respectively	420	420
Deferred shares, par value £1 per share: 42,000,002 shares outstanding as of September 30, and June 30, 2008, respectively	64,103	64,103
Additional paid-in capital	594,316	590,663
Retained earnings	229,585	216,201
Other comprehensive income	57,373	58,856
Total shareholders’ equity	945,961	930,405

Total liabilities and shareholders’ equity	$1,357,515	$1,376,149

Announcement

NDS Group plc

Unaudited Consolidated Statements of Cash Flows

	For the three months ended September 30,
(in thousands)	2008	2007

Operating activities:
Net income	$13,384	$46,294

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	5,451	5,652
Amortization of other intangibles	3,333	3,283
Equity-based compensation	4,795	4,311
Conditional hedge, net	6,620	—
Other	234	97
Change in operating assets and liabilities, net of acquisitions:
Inventories	(7,587)	(4,402)
Receivables and other assets	7,292	(18,244)
Deferred income	(2,380)	(9,222)
Accounts payable and other liabilities	(35,875)	9,016

Net cash (used in) provided by operating activities	(4,733)	36,785

Investing activities:
Capital expenditure	(5,446)	(3,470)
Business acquisitions, net of cash acquired	(1,117)	(10,374)

Net cash used in investing activities	(6,563)	(13,844)

Financing activities:
Issuance of shares	1,135	388

Net (decrease) increase in cash and cash equivalents	(10,161)	23,329

Cash and cash equivalents, beginning of period	734,992	592,750
Currency exchange movements	(13,669)	6,088

Cash and cash equivalents, end of period	$711,162	$622,167